Exhibit 8.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

March 28, 2017

Athene Holding Ltd.

96 Pitts Bay Road

Pembroke, HM08, Bermuda

Re:	U.S. Federal Income Tax Considerations to Investors

Ladies and Gentlemen:

We have acted as United States tax counsel to Athene Holding Ltd., a Bermuda limited company (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by the Company of (i) a Registration Statement on Form S-1 (Secondary) (File No. 333-216758) (such registration statement, as amended as of the effective date thereof, together with the registration statement filed by the Company on the date hereof pursuant to Rule 462(b) promulgated under the Act, collectively referred to herein as the “Registration Statement”) and (ii) the form of prospectus, dated March 17, 2017, as amended, relating to the Class A Common Shares of the Company (the “Common Shares”), filed as part of the Registration Statement (the “Prospectus”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Registration Statement.

In rendering our opinion, we have examined and relied on the Registration Statement and all such agreements, certificates and other statements of corporate officers and other representatives of the Company and such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter (collectively, the “Documents”).

In our examination of the Documents, we have assumed, with your consent, that all Documents reviewed by us are originals, or true and accurate copies of the originals, and have not been subsequently amended; the signatures on each original document are genuine; each party who executed the document had proper authority and capacity; all representations and statements regarding factual matters set forth in such documents are true and correct; and all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

Based upon and subject to the foregoing, we confirm that the discussion in the Registration Statement under the caption “Tax Considerations–U.S. Federal Income Tax Considerations,” to the extent it consists of statements of U.S. federal income tax law and legal conclusions, and

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Athene Holding Ltd.

March 28, 2017

subject to the limitations, qualifications and assumptions set forth therein, constitutes our opinion as to the material U.S. federal income tax considerations relating to the ownership and disposition of the Common Shares purchased in the offering to which the Registration Statement relates.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, judicial decisions, administrative pronouncements and the income tax treaty between the United States and Bermuda, all as currently in effect. Such authorities are subject to change, possibly with retroactive effect. Our opinion is not binding on the Internal Revenue Service (“IRS”) and no assurance can be given that the conclusions expressed in our opinion will not be challenged by the IRS or will be sustained by a court.

Our opinion represents our conclusions as to the application of the U.S. federal income tax laws existing as of the date of this letter. We assume no obligation to update our opinion for events or changes in the law occurring after the effective date of the Registration Statement. Further, our opinion is based upon the Documents, facts and assumptions referred to above. Any material amendments to such Documents, changes in such facts or inaccuracy of such assumptions could affect the accuracy of our opinion. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter and the certificates and other statements of corporate officers and other representatives of the Company.

We consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the headings “Tax Considerations–U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sidley Austin LLP